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                                                                    EXHIBIT 99.1
                                                                    ------------

                                  [letterhead]
                                   HYDROPRESS
                          ENVIRONMENTAL SERVICES, INC.
                          ----------------------------

                                February 15, 2000

Dr. Terry J. Logan, President
N-Viro International Corp.
3450 W. Central Avenue
Suite 328
Toledo, OH 43606

Dear Terry:

          This will confirm our conversations regarding the Common Stock of N-Viro held by Hydropress and acquired pursuant to our agreement of December 30, 1994, as amended by our Settlement Agreement effective as of March 22, 1999 (as so amended the "Agreement").

          1. You will instruct your transfer agent that all stock held by Hydropress is no longer subject to any restrictions on transfer.

          2. By signing below you waive the currently effective 18-month period during which Hydropress was to defer any stock sales to permit the sales described below.

          3. Hydropress may seek to sell initially up to 15,000 shares of N-Viro Common Stock monthly. Offers for sale in excess of the 15,000 shares shall in each case require the prior approval of N-Viro given by fax signed by you.

          4. As to any sales by Hydropress under this arrangement, N-Viro shall be released from its minimum guarantee obligations as set forth in the Agreement.

          If the foregoing is acceptable, please sign below and return to my by facsimile.

                                            Very truly yours,

                                              /s/ Dana G. Taylor
                                           ---------------------------
                                           Dana G. Taylor
                                           President

The foregoing is agreed to.
N-VIRO INTERNATIONAL CORP.

By:          /s/ Terry J. Logan
          ---------------------------------
          Terry J. Logan, President
Dated:    February 15, 2000


                                  [letterhead]
81 WEST STREET WEST HATFIELD, MASSACHUSETTS 01088 413-247-9656 FAX 413-247-9401